Exhibit 23(a)

CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Wachovia Preferred Funding Corp.

We consent to the use of our report dated August 26, 2002, included herein and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/    KPMG LLP

Charlotte, North Carolina
October 28, 2002